                                                            EXHIBIT NUMBER 10.15

                                     LEASE

     THIS LEASE (hereinafter sometimes referred to as this "Lease" or this "Agreement"), is made this day of August 17, 1998, by and between CHEROKEE EQUITIES, LLC, a Colorado limited liability company having its principal place of business at 5260 Mark Dabling, Colorado Springs CO. 80918 (hereinafter referred to as "Landlord"), and STANFORD TELECOM CORPORATION, a Delaware corporation maintaining its principal place of business at 1221 Crossman Avenue, Sunnyvale, CA 94089-1117 (hereinafter referred to as "Tenant");

     WITNESSETH THAT:

     WHEREAS, Tenant desires to lease from Landlord upon the terms and conditions set out herein, the real property described in Exhibit A and illustrated in Exhibit B (the "Site Plan"), and improvements thereon, located in the City of Colorado Springs, County of El Paso, State of Colorado; and

     WHEREAS, Landlord is willing to purchase and improve said real property and to lease said real property and improvements to Tenant upon the terms and conditions set out herein;

     NOW, THEREFORE, for and in consideration of the foregoing preambles, of the mutual promises and covenants contained herein, of Ten Dollars ($10.00) in hand paid by Tenant to Landlord, and of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged by both Landlord and Tenant, Landlord and Tenant hereby agree as follows

                                   ARTICLE I
                Incorporation of Preambles - Certain Definitions

     1.01 Incorporation of Preambles. The foregoing preambles are hereby incorporated into this Lease as a part hereof by this reference thereto.

     1.02 Certain Definitions. Reference is made in this Article 1.02 to certain defined terms used herein, which are defined in the Articles referred to opposite each such term, as follows:

Term                                              Article Where Defined
----                                              ---------------------
"Additional Rent"                                          Article 4.04
"Agreement"                                     Preambles, Article 1.01
"Base Rent"                                                Article 4.01
"Default Rate"                                         Article 18.03(c)
"Environmental Laws"                                   Article 26.01(a)
"Force Majeure"                                        Article 14.05(a)
"Improvements"                                               Article II
"Initial Term"                                             Article 3.01
"Landlord"                                      Preambles, Article 1.01
"Laws"                                                     Article XIII
"Lease"                                         Preambles, Article 1.01
"Lease Year"                                               Article 3.02
"Premises"                                                   Article II
"Regulated Substance"                                  Article 26.01(b)
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"Rent"                                                     Article 4.05
"Rent Adjustment Date"                                     Article 4.01
"Rent Commencement Date"                                   Article 3.04
"Site"                                          Preambles, Article 1.01
"Site Plan"                                       Preambles, Article II
"Tenant"                                        Preambles, Article 1.01
"Tenant's Building"                                          Article II
"Tenant's Property"                                           Article X
"Term"                                                     Article 3.03


                                   ARTICLE II
                               Lease of Premises

Landlord, for and in consideration of the rent to be paid and of the covenants and agreements herein contained to be kept and performed by Tenant, does hereby exclusively lease and demise to Tenant, and Tenant does hereby exclusively hire from Landlord, on an absolute net basis, the real property being located in the City of Colorado Springs, County of and State of Colorado described in Exhibit A and illustrated on Exhibit B, including all improvements thereon, consisting of an office building containing approximately 100,000 square feet ("Tenant's Building") and all fixtures and accessory improvements thereon, including all roadway, parking areas and landscaped areas located thereon (collectively such Tenant's Building, fixtures and improvements are hereinafter referred to as the "Improvements") together with all easements, rights, privileges and amenities otherwise appurtenant to such real property (herein all collectively called the "Premises"). The improvements are indicated upon the site plan attached hereto as Exhibit B (the "Site Plan").

                                  ARTICLE III
                              Term and Extensions

          3.01 Initial Term. The initial term ("Initial Term") of this Lease shall commence on the Rent Commencement Date. The Initial Term shall end ten
(10) complete Lease Years following the Rent Commencement Date.

          3.02 Lease Year. The first Lease Year during the Term shall be the approximately twelve (12) calendar month period commencing on the Rent Commencement Date and terminating on either (a) the day before the first anniversary of the Rent Commencement Date if the Rent Commencement Date is the first day of month, or (b) the last day of the twelfth (12th) full calendar month following the Rent Commencement Date if the Rent Commencement Date is not the first day of the month. Each subsequent Lease Year during the Term shall commence on the day immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months.

          3.03 Extensions. Provided that Tenant is not in default of this Lease, at the time of expiration of the then-existing Term of this Lease and provided that the term has not ended, Landlord hereby grants to Tenant the option to extend the Term for two (2) additional periods of five (5) years each upon the terms and conditions contained herein, each exercisable by Tenant's written notice to Landlord of such exercise given not less than twelve (12) months prior to the expiration of the Initial Term hereof, or of the then existing option period, as the case may be, on the same terms and conditions as applied during the Initial Term except the base rent shall be $11.50 per square foot, with 3% escalations every year. The initial option to extend after the initial lease term subject to increased lease rate of $11.50 per square foot with 3% annual escalations every year. Any extension after the initial option period shall be at the then prevailing market rate. The extension periods shall be each exercisable by Tenant's written notice to the Landlord of such exercise given not less than twelve (12) months prior to the expiration of the initial term or of the existing option period as the case may be on the same conditions as applied during the Initial Term. An allowance in the amount of $6.00 per square foot for the office space and $3.00 per square foot for the production area is included in the initial extension period lease rate and shall be paid to reimburse Tenant for alterations made by Tenant in compliance with the requirements of Article IX of this Lease. Should Tenant fail to exercise any prior extension option offered hereunder, all subsequent extension options shall be deemed waived as well. Tenant shall have no other renewal rights hereunder. The Initial Term of this Lease, plus all options to extend validly exercised by Tenant as provided in this Article III, are herein collectively referred to as the "Term".

          3.04 Rent Commencement Date. As used herein the term "Rent Commencement Date" shall have the meaning ascribed to such term in the Agreement to Lease entered into between Landlord and Tenant as of the date hereof.

          3.05 Rent Commencement Date Agreement. When the Rent Commencement Date has been determined, Landlord and Tenant shall execute a memorandum which shall expressly confirm or revise the Base Rent, Rent Commencement Date, Lease Year, the expiration date of the Initial Term, that construction of the Premises has been completed and possession accepted by Tenant and which shall ratify and affirm all of the terms and provisions of this Lease.


                                   ARTICLE IV
                                      Rent

          4.01 Base Rent. Tenant shall pay to Landlord as Base Rent on the Premises, on the first day of each month in advance, during the Term of this Lease and any extensions hereof, as follows:

          (a) Commencing on the Rent Commencement Date of this Lease and terminating on the last day of the second (2nd) Lease Year hereunder, an annual Base Rent of Seven Hundred Seventeen Thousand and 00/100 Dollars ($717,000.00) payable in equal monthly installments of Fifty-nine thousand Seven Hundred fifty and 00/100 Dollars ($59,750.00);

          (b) Commencing on the first day of the third (3rd) Lease Year and terminating on the last day of the fourth (4th) Lease Year hereunder, an annual Base Rent of Seven Hundred Forty-four Thousand and 00/100 Dollars ($744,000.00) payable in equal monthly installments of Sixty-two Thousand and 00/100 Dollars ($62,000.00);

          (c) Commencing on the first day of the fifth (5th) Lease Year and terminating on the last day of the sixth (6 th) Lease Year hereunder, an annual Base Rent of Seven Hundred Seventy thousand and 00/100 Dollars ($770,000.00) payable in equal monthly installments Sixty-four Thousand One Hundred Sixty-six and 67/100 Dollars ($64,166.67);

          (d) Commencing on the first day of the seventh (7 th) Lease Year and terminating on the last day of the eighth (8 th) Lease Year hereunder, an annual Base Rent of Seven Hundred Ninety-five Thousand and 00/100 Dollars ($795,000.00) payable in equal monthly installments of Sixty-six Thousand Two Hundred Fifty and 00/100 Dollars ($66,250.00);

          (e) Commencing on the first day of the ninth (9 th) Lease Year and terminating on the last day of the tenth (10 th) Lease Year hereunder, an annual Base Rent of Eight Hundred Twenty-four Thousand and 00/100 Dollars ($824,000.00) payable in equal monthly installments of Sixty-eight Thousand Six Hundred Sixty-six and 67/100 Dollars ($68,666.67).

This Section 4.01 shall be amended in the manner provided in the Agreement to Lease to reflect any change in the Base Rent in the event the actual cost of the project varies upward or downward from the anticipated cost of the project.

          4.02 Partial Month Rent. If the Rent Commencement Date or the date upon which the Term expires shall be other than the first or last day of a calendar month, as the case may be, Base Rent shall be pro-rated for the period by taking the amount of monthly Base Rent divided by 30 and multiplying that amount times the number of days of such partial month.


          4.03 Terms of Payment. All Rent and other payments to be made by Tenant to Landlord hereunder shall be made payable to Landlord in current legal tender of the United States of America and sent to Landlord at the place to which notice to Landlord is required to be sent hereunder unless Landlord shall direct otherwise by notice to Tenant. Extensions, indulgences, or changes by Landlord upon any occasion in the mode or time of payment of rent or any other payment to be made by Tenant to Landlord hereunder shall not be construed as any continuing waiver or change, or as requiring or allowing in the future any similar change or indulgence. All rent shall be payable as stated without notice, demand, setoff, or abatement.

          4.04 Additional Rent. All amounts other than Base Rent which Tenant is required to pay or discharge pursuant to this Lease including, but not limited to, charges for taxes, insurance. utilities, and any penalties for late payment of Base Rent shall constitute Additional Rent.

          4.05 Rent. The term "Rent" shall mean all amounts due as Base Rent and all other sums payable by Tenant to Landlord hereunder.

                                   ARTICLE V
                               Absolute Net Lease

It is the purpose and intent of Landlord and Tenant that the rent herein above provided to be paid to Landlord by Tenant be absolutely net to Landlord so that this Lease shall yield net to Landlord without abatement, set-off or deduction therefrom the rent as herein above provided, to be paid during the Term of this Lease or any extensions hereof, and, that all costs, expenses, and impositions of every kind or nature whatsoever relating to the Premises, the use thereof, the maintenance thereof, the operation thereof, the management thereof, or otherwise which may arise or become due during the Term of this Lease or any extensions hereof be paid by Tenant, and Landlord be indemnified and saved harmless by Tenant from and against the same. Tenant hereby assumes and agrees to perform all duties and obligations with relation to the Premises, as well as the use, operation, management, and maintenance thereof even though such duties and obligations would otherwise be construed to be those of the Landlord. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character, whatever which may be placed upon the Premises by the affirmative act of Landlord. Except as expressly set forth in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease for any cause whatsoever, any present or future law to the contrary notwithstanding. Tenant agrees that it will remain obligated under this Lease in accordance with its terms notwithstanding any action, which may be taken with respect to this Lease by any trustee or receiver of Landlord in any bankruptcy or similar proceeding.

                                   ARTICLE VI
                                      Use

The Premises shall be occupied and used by Tenant for the purpose of conducting therein the business of office and light manufacturing. Tenant shall use and occupy the Premises in accordance with all governmental laws, statutes, orders, ordinances, rules and regulations of any governmental authority with jurisdiction affecting the Premises from time to time, including, without limitation, applicable zoning ordinances. Tenant agrees to comply with all deed restrictions, declarations, conditions and covenants applicable to the Premises as of the date of this Lease, if any, and to which the Premises or Lease is later made subject with Tenant's written consent and to assume and perform any duties or obligations thereunder applicable to the Premises or to the owner of the Premises. Tenant shall not use, or allow the Premises to be used, for any purpose other than as specified herein and shall not use or permit the Premises to be used for any unlawful, disreputable or immoral purpose or in any way that will injure the reputation of the Premises, detract from its value, or in violation of any certificate of occupancy applicable to the Premises, or endanger the Premises or unnecessarily increase the applicable insurance premiums payable with respect thereto, or create a nuisance, or permit the Premises to be occupied in whole or in part by any other person, except as otherwise provided herein.

Landlord shall not allow any buildings to be constructed on Landlord's property adjacent to Tenant's Premises which obstruct the free and clear view of Tenant's south facing antennas. Tenant requires look angles for antennas which are due south 30 degrees with an elevation of not less than 30 degrees. Any views above 30 degrees shall not be obstructed by building or objects Landlord places adjacent to the Premises.

Landlord shall submit any plans of any building to be constructed on Landlord's property adjacent to Tenant's Premises for Tenant's review to assess how it affects Tenant's antennas. If Tenant determines in Tenant's reasonable discretion under the above criteria that Tenant's antennas are obstructed and so notifies Landlord in writing within ten (10) days of Landlord's notice to Tenant, then Landlord shall modify the location or characteristics of the proposed building until Tenant's antennas are not affected. If Tenant's antennas are obstructed in any way during the term of this Lease, in violation of this section, then it will be the sole cost and responsibility of Landlord to relocate Tenant's antenna pad site to a site reasonably agreeable to Tenant. If Landlord does not do so within ten (10) days of written notice from Tenant, then Tenant may terminate the Lease upon 120 days written notification given within ten (10) days of Landlord's failure to do so.

This entire Article shall be made a part of the covenants for all of the adjacent land that is being purchased by Cherokee Equities from ITT, generally known as 1500 Garden of the Gods Road. Should Cherokee Equities sell any of such adjacent land and at any time after the execution of this Lease, then the provisions under this Article shall be binding upon the purchasers and the successors and assigns of Cherokee Equities thereafter, for so long as the Stanford Telecommunications' Lease is in effect.

Cherokee Equities shall provide legal access to either Garden of the Gods Road or Centennial Boulevard.

                                  ARTICLE VII
                           Subletting and Assignment

          7.01 Subletting and Assignment. Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. In the event of any assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of Rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease unless relieved therefrom in writing by Landlord, and Tenant's Assignee and/or Subleasee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and shall be and become jointly and severally liable with Tenant for the keeping and performing thereof In addition, Tenant shall have the right, by prior written notice to Landlord, to transfer and assign this Lease without Landlord's consent to any parent, subsidiary or affiliated company of Tenant, with Tenant remaining liable for the performance of the terms of this Lease and a copy of any such assignment or sublease and an executed assumption agreement shall be delivered to Landlord at the time of any assignment or sublet. For purposes of this Article, a leasehold mortgage shall be deemed an assignment.

          7.02 Limits on Assignees. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, without the prior written consent of Landlord (which Landlord shall not reasonably withhold and which consent, in each instance to be effective, must expressly state Landlord is aware that the subject assignee or subtenant, as the case may be, is a tax-exempt entity) assign all or any part of its interest in this Lease or sublet all or any part of the Premises, or in any other manner grant any right to use, occupy or otherwise "lease" (within the meaning of Internal Revenue Code of 1986, Section 168(h), as amended ("Section 168(h)")) all or any part of the Premises, to any "tax-exempt entity," as defined in Section 168(h), to the extent that the aggregate portion of the Premises sublet, assigned, used, occupied or "leased" by all such tax-exempt entities shall not be more than 35% of the Premises. Tenant agrees that any assignment of lease or subletting made in violation of the foregoing sentence will be deemed initially void, and acknowledges that, notwithstanding such voiding, Landlord may incur damages as a result of such violations, and Tenant agrees to indemnify Landlord from any such damages.

          7.03 Assignment by Landlord. Landlord shall have the right to transfer all or any part of Landlord's interest in the Lease and the Premises without the consent or approval of Tenant and without notice to Tenant, which transfer shall work an absolute release of Landlord's liabilities and obligations hereunder arising after the date of such assignment, providing all obligations of Landlord hereunder arising after the date of such assignment are assumed by the assignee.

                                  ARTICLE VIII
                      Quiet Enjoyment - Landlord's Warrant

Landlord covenants and agrees with Tenant that so long as Tenant keeps and performs all of the covenants and conditions to be kept and performed by Tenant hereunder, Tenant shall have quiet, undisturbed and continued possession of the Premises free from any claims by any persons claiming under, by or through Landlord and its assigns.

                                   ARTICLE IX
                                  Alterations

          9.01 Tenant's Alterations. Tenant shall have the right, at its sole cost and expense, at the commencement of and during the term of this Lease or any extension thereof to make such alterations in and/or additions to the Premises, including without limiting the generality of the foregoing, alterations in the water, gas and electrical wiring systems as may be necessary to fit the same for Tenant's business, upon first delivering to Landlord written plans and specifications for all such work and obtaining the written approval of Landlord as to said plans and specifications and the contractor(s) to perform such work, such approval not to be unreasonably withheld or delayed, financial assurances, the materials to be used and the manner of making such alterations and/or additions. Tenant shall be able to make any additions and/or alterations necessary for his business without prior written consent of Landlord if the total sum of those alterations and/or additions amounts to less than $25,000.00.

          Upon the termination of this Lease, Tenant shall not be required to remove any of the original Improvements still in existence or any such approved subsequent alterations or improvements (unless otherwise required in Landlord's written approval), or to restore (unless otherwise required in Landlord's written approval) the Premises to its original condition. All such Improvements and alterations (excluding Tenant's Property as defined in Article X) now or hereafter located on the Premises are the Property of Landlord.

          9.02 Method of Alterations. All alterations, additions and improvements made by Tenant shall be done in a good and workmanlike manner without impairing the structural soundness of the Premises, penetrating the roof, and without lessening the value thereof. All such work shall be performed in accordance with all applicable laws, ordinances, rules, and regulations and requirements of all governmental authorities having jurisdiction over the Premises. Before commencing any work, Tenant shall obtain or cause to be obtained, workers' compensation and employer's liability insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord and/or Tenant, and general liability insurance insuring Landlord and Tenant against any liability that may be incurred as a result of any work done by Tenant in, to or upon the Premises. A certificate of insurance or copy of said policy shall be delivered to Landlord upon written request. Tenant shall procure and pay for all permits, licenses and authorizations required in connection with any such alteration, addition or improvement, and Landlord agrees to cooperate with Tenant, at Tenant's expense, in procuring such permits, licenses and authorizations.

                                   ARTICLE X
                               Tenant's Property

          10.01 Installation. Removal. Tenant may, at its sole cost and expense, install any trade fixtures, equipment, and other personal property of a temporary or permanent nature used in connection with its business on the Premises ("Tenant's Property"), and Tenant shall have the right at any time during the Term of this Lease or any extensions hereof or prior to expiration or earlier termination of the Lease or any extensions hereof, provided Tenant is not in default of any of the terms of this Lease, to remove any and all such trade fixtures, equipment, and other personal property that it may have stored or installed upon the Premises; provided, however, that Tenant shall have no right to remove any item which is necessary for the operation or maintenance of the Premises as such, without regard to the nature of the business conducted therein; and provided, further, that in the event of such removal, Tenant shall repair any damage caused by the removal of such trade fixtures, equipment, and other personal property and restore the Premises substantially to the same condition, ordinary wear and tear excepted, in which they were at the time Tenant took possession.

          10.02 Required Removal. In case Tenant shall decide not to remove any part of its Tenant's Property prior to expiration or earlier termination of this Lease, Tenant shall notify Landlord in writing not fewer than ninety (90) days prior to the expiration of the Term of this Lease or any extensions hereof, specifying those items of Tenant's Property that Tenant has decided not to remove. If, within thirty (30) days after service of such notice, Landlord shall request Tenant to remove any of said Tenant's Property, Tenant shall, at its own expense, before the expiration of the Term of this Lease or any extension hereof, remove said Tenant's Property and, in case of damage by reason of such removal, restore the Premises to good order and condition. Tenant will pay all costs and expenses incurred by Landlord in removing, sorting, or disposing of Tenant's Property and repairing all damage to the Premises caused by removal of Tenant's Property which Tenant has failed to remove despite the requirements of this section (10.02). Any of Tenant's Property not removed by Tenant upon the expiration or earlier termination of this Lease or any extensions hereof shall be considered abandoned by Tenant and may be appropriated, sold, destroyed, or otherwise disposed of by Landlord without liability or obligation on Landlord's part, to and without any obligation to care for or account for same.

          10.03 Title at Termination. As to the Tenant's Property that Tenant has not elected to remove pursuant to Section 10.01 or that Tenant is not required to remove pursuant to Section 10.02, at the expiration or earlier termination of this Lease or any extensions hereof, all remaining Tenant's Property shall, at Landlord's sole election, become and remain the property of Landlord, free and clear of any claim or interest of Tenant or anyone claiming thereunder. At the request of Landlord, Tenant will, at such time, execute, acknowledge, and deliver to Landlord a bill of sale or other appropriate conveyance document evidencing the transfer to Landlord of all right, title and interest of Tenant in and to all or any part of the remaining Tenant's Property.

                                   ARTICLE XI
                              Lien or Encumbrance

          11.01 No Liens. Tenant will pay or cause to be paid all charges for all work done, including without limitation all labor and materials for all repairs, alterations, and additions, to or upon the Premises during the Term of this Lease or any extensions hereof and will not suffer or permit any mechanic's, materialman's, or similar liens for labor or materials furnished to the Premises prior to or during the Term of this Lease or any extensions hereof to be filed against the Premises prior to or and if any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by law within thirty (30) days after such filing or within such shorter time period as may be required by law. Tenant shall have the right, however, at its sole cost and expense, in its name or in the name of Landlord or in the name of both, to contest any such lien, provided the existence of such lien pending such contest shall not jeopardize Landlord's interest in the Premises. Tenant shall indemnify Landlord against, and save Landlord harmless from, any and all loss, damage, claims, liabilities, judgments, interest, costs, expenses, and attorney's fees arising out of the filing of any such lien.

          11.02 No Consent to Work, Lien or Encumbrance. Nothing contained herein shall constitute any consent or request by Landlord, express or implied, to or for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises nor as giving Tenant any right, power, or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or the Premises in respect thereto. Nothing in this Lease shall be construed as empowering Tenant to encumber or cause to be encumbered the title or interest of Landlord in the Premises in any manner whatsoever. Landlord shall be permitted to post the Premises with Landlord's notice of non-liability.

                                  ARTICLE XII
                            Repairs and Maintenance

          12.01 Duty to Repair. During the Term of the Lease Tenant shall, at its sole cost and expense, keep the Premises and the adjoining sidewalks, curbs, and passageways, if required by governmental authority, free from unlawful obstructions, and will keep the Premises in as good condition and repair as they were upon commencement of the Term of this Lease, normal wear and tear excepted, and will perform all maintenance and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, including but not limited to maintenance and repair of the plumbing, electrical wiring, air conditioning and heating equipment, walls, foundations, services, roof, doors, floors, maintenance and repair of the parking area, painting of the walls of the Improvements, and repair of all glass and casualty damage. For all such work with a cost in excess of $10,000, Tenant shall, prior to making any repair, deliver to Landlord written plans and specifications for all such work and obtain the written approval of Landlord as to the contractor(s) to perform such work, financial assurances, materials to be used and the manner of making such repairs. Landlord shall not unreasonably withhold or delay its approval of said repairs proposed to be made by Tenant.

          12.02 Definition and Standard of Repair. The term "repairs" shall include all necessary replacements, renewals, alterations, additions, and betterments. The necessity for and adequacy of repairs to the Improvements shall be measured by the standard which is appropriate for buildings of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or injury to any of the Improvements. All repairs made by Tenant shall be equal or better in quality and class to the original work shall meet the same requirements as are set out in Article 9.02 of this Lease to the extent necessary and shall be made in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, rules, regulations, and ordinances governing such work. Tenant will not commit any waste of the Premises.

          12.03 No Obligation to Repair. Landlord shall not under any circumstances be required to furnish any services or facilities or to make any maintenance repairs, replacements or alterations of any nature or description in or to the Premises whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to maintain the Premises in any way. Tenant hereby waives the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or thereafter enacted, and assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the Premises. Landlord covenants to cooperate with Tenant in processing claims with respect to matters covered by available insurance.

                                  ARTICLE XIII
                              Requirements of Law

          Tenant shall, at its expense, comply with, or cause to be complied with, all insurance requirements, and all current and future laws, statutes, ordinances and regulations of federal, state, county and, municipal authorities including, but not limited to, the Americans With Disabilities Act (collectively, "Laws") and any restrictions, declarations, conditions, agreements, covenants or requirements, if any, applicable to the Premises as of the date of this Lease or to which the Premises or this Lease is later made subject with Tenant's consent, which shall impose any duty or obligation with respect to the Premises or the Landlord including, but not limited to, a duty to construct additional improvements or modify the Improvements or with respect to the conduct of Tenant's business therein. Tenant shall have the right at Tenant's own expense, to object to and appeal from any administrative or judicial decision requiring compliance and Landlord shall cooperate at Tenant's expense with any such appeal and/or objection by Tenant. In the event compliance shall require improvements or alterations to the Premises, then Tenant shall, at Tenant's sole expense, construct such improvements or alterations in accordance with the provisions for Tenant's alterations contained in Article IX of this Lease.

                                  ARTICLE XIV
                             Damage or Destruction

          14.01 Tenant's Obligation to Rebuild. Except in the event oftermination as permitted hereinafter in this Article XIV, Tenant shall repair and rebuild the Premises in the event of damage to or destruction of the Improvements during the Term of this Lease by fire, the elements, or other casualty. The proceeds of the insurance carried pursuant to Article 15 of this Lease entitled "Insurance" and any additional Tenant funds reasonably required by Landlord shall be paid into an escrow account with Landlord's first mortgage lender or a bank selected by Landlord and reasonably agreed to by Tenant. The insurance proceeds and other funds of Tenant shall be used by Tenant for the prompt reconstruction or repair, as the case may be, of the Improvements. Tenant shall rebuild or repair the same in such manner that the Improvements as so rebuilt or repaired shall be of the same or better quality and value as they were prior to such damage or destruction, and shall have same rebuilt or repaired and ready for occupancy within twelve (12) months from the time and loss or destruction occurred, subject to Force Majeure. If the insurance proceeds exceed the cost of repair or restoration, Tenant shall receive said excess upon completion of such repair or restoration.

          14.02 Approval of Plans and Specifications. In the event of a loss hereunder, Tenant shall submit to Landlord the plans and specification for reconstruction or repair for Landlord's approval. Landlord shall have a fifteen
(15) day period within which to review and approve or disapprove the plans and specifications, the contractor(s) to perform such work, materials to be used and the manner of making such repairs.

          14.03 Payment from Escrow. Amounts shall be paid out from said escrow account established pursuant to Section 14.01 from time to time upon the certification of Tenant's architect that said amount is being applied to the payment of the reconstruction or repair at a reasonable cost therefor and that the disbursement then requested, plus all previous disbursements and the amount of any applicable "deductible" do not exceed the cost of the repair or restoration already completed and paid for, and that the balance in said escrow account is sufficient to pay for the estimated cost of completing the repair or restoration. If the insurance proceeds shall be less than the cost of repair or restoration, Tenant shall pay the excess cost.

          14.04 Failure to Reconstruct; Termination. In case of Tenant's failure to enter into the reconstruction or repair of the Improvements within six (6) months from the date of payment of such insurance proceeds, or to prosecute said reconstruction or repair with such dispatch as may be necessary to complete the same within twelve (12) months after the occurrence of such damage or destruction or to complete same within said twelve (12) months, then the amount so collected, or the balance thereof remaining in the escrow account may be requested by Landlord, in its sole discretion, and then shall be paid to Landlord and Landlord shall after receipt of such balance terminate the Lease and retain such amounts as liquidated damages resulting from Tenant's failure hereunder. Tenant shall have the right to terminate the Term if less than two
(2) years remain in the Term at the time of any such casualty, and in such event Tenant shall have no obligation to rebuild the Improvements, Landlord shall have the sole and exclusive right to adjust the loss with the insurance carriers and all insurance proceeds shall be paid to and retained by Landlord.

          14.05 Force Majeure. "Force Majeure" shall mean events beyond the control of the parties, including, without limitation, fire, flood, tornado, or earthquake, war, riot, insurrection, strike, lockout, boycott or embargo, acts of God, unavoidable casualties, labor disputes, and unusual delays in transportation, unavailability of materials, adverse weather conditions not reasonably anticipatable. Any party who asserts the occurrence of force majeure shall give written notice within five (5) working days after the commencement of a delay caused by an event of force majeure, and any party making claim therefor shall give a supplemental notice of the period of time such delay caused by an event of force majeure is expected to last; otherwise, any right of claim therefor shall be deemed waived.

          14.06 No Abatement of Rent. Notwithstanding any contrary law, rent shall not be suspended or abated as a result of such damage or destruction, and restoration or rebuilding.

          14.07 Default in Payment of Rent. If, at any time after such insurance proceeds come into possession of Tenant or are placed in escrow pursuant to this Article after destruction or damage by casualty, Tenant is in default of any rent or other charges payable under this Lease, then Landlord shall be entitled to so much of said proceeds as may be necessary to pay and discharge any such Rent or other charges of which Tenant is in default, whenever and as often as any such default shall occur. Tenant shall forthwith reimburse such escrow account by depositing therein any amount so paid out on account of Tenant's default. Nothing herein contained, however, shall be construed as permitting Tenant to default in the payment of Rent or other charges herein stipulated to be paid or in the performance of any other covenants of this Lease, and Landlord may, at its option proceed against Tenant for the collection of such Rent or other charges in default and recover and take possession of the Premises in accordance with the provisions of this Lease without prejudice to Landlord's right to the benefit of such insurance money as security for Tenant's performance under the terms of this Lease.

          14.08 Landlord's Mortgage. All provisions herein contained relative to the disposition of payments from insurance companies are subject to the requirement that, if any mortgagee who holds a mortgage on the Premises elects, in accordance with the terms of such mortgage, to require such insurance proceeds be paid to the mortgagee on account of the mortgage, then such payment shall be made, but in such event landlord shall provide such amount as is necessary to provide replacement funds in the manner set forth in this Article to assure and complete the payment for the work of reconstruction or repair.

          14.09 Untenantability. Except as otherwise expressly provided in this Lease, the untenantability or unusability of the Premises shall not relieve, abate, or reduce Tenant's obligations under this Lease.

                                   ARTICLE XV
                                   Insurance

          15.01 Landlord's Property Insurance. Landlord shall, throughout the Term of this Lease, at Tenant's sole cost and expense, provide and keep in force for the benefit of Landlord and Tenant, insurance against loss or destruction of or damage or injury to any Improvements now or hereafter erected on the Premises resulting from fire or from any hazard included in the so-called extended coverage endorsement (including plate glass insurance, increased cost of construction endorsement, sprinkler leakage, collapse and vandalism and malicious mischief, also known as "All Risks of Physical Loss" coverage). In addition to the foregoing, Landlord shall, at Tenant's sole cost and expense, provide and keep in force for the benefit of Landlord and Tenant, throughout the Term of this Lease, flood insurance, provided the Premises are located within the "Federal Flood Plain Area" of the United States, as well as insurance against loss or damage or injury or destruction of any Improvements now or hereafter erected on the Premises resulting from water or earthquake damage. Landlord shall provide and keep in full force all such insurance in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policy, but in no event less than the full replacement cost of the Improvements. Such replacement cost shall be determined annually by a method required by the insurer(s). The deductible under each of said policies shall be an amount not greater than Ten Thousand Dollars ($10,000.00). Such insurance policies to be provided for and kept in force by Landlord shall provide that the loss, if any, be payable to Landlord and Tenant, as their respective interests may appear, except as herein provided, and such insurance policies may exclude foundations, excavation and the usual items customarily excluded in such insurance policies, and that the proceeds thereof shall be used to repair or replace the damage sustained by the casualty. Landlord may provide that the interest of any mortgagee under a fee mortgage covering the Premises, be protected by proper endorsements to any such policies of insurance, and that duplicate originals of such policies of insurance be delivered to such mortgagee. Tenant shall pay to Landlord, upon invoice from Landlord, the premium for such insurance, and shall pay to Landlord monthly, with Base Rent, one-twelfth of the premium for such insurance, plus such additional sum as is necessary to assure sufficient escrow to pay the premiums thereon as they become due. Such funds may be commingled by Landlord, shall not bear interest, and shall be used by Landlord to timely pay such premiums. Landlord shall, upon written request of Tenant, provide Tenant with evidence of such insurance on the Premises.

          15.02 Boiler Insurance. Tenant shall provide and maintain insurance, at Tenant's cost and expense throughout the Term of this Lease, for loss or damage by explosion of steam boilers, pressure vessels, air conditioning systems or similar apparatus to be now or hereafter installed on the Premises, to the extent applicable. Said insurance shall be on a Boiler and Machinery Broad Form Policy on a repair and replacement basis, with Use and Occupancy coverage for at least one hundred twenty (120) days. Such policy shall name Landlord, and/or any successor Landlord and Landlord's mortgagee as additional insureds, as their interests may appear.

          15.03 Public Liability Insurance. During the Term, at Tenant's sole cost and expense, Tenant shall maintain in full force and effect broad form commercial or comprehensive general liability insurance, including blanket contractual liability coverage specifically endorsed to provide coverage for the obligations assumed by Tenant pursuant to the Lease against claims and liability for personal injury, bodily injury, death or property damage occurring on, in or about the Premises, with limits of liability of not less than Five Million Dollars ($5,000,000.00) arising out of any one occurrence or annual aggregate. Tenant shall cause such insurance policy or policies to name Landlord, and/or any successor Landlord and Landlord's mortgagee as additional insureds, as their interests may appear.

          15.04 Workers' Compensation, Employer's Liability Insurance. Tenant shall also provide and maintain, at Tenant's sole cost and expense throughout the Term of this Lease, workers' compensation insurance with statutory limits of liability and employer's liability insurance with limits of liability of not less than Five Hundred Thousand Dollars ($500,000.00) in respect of any work or other operations done or performed on or about the Premises.

          15.05 Business Interruption. Tenant shall, during the Term of this Lease, at its sole cost and expense, procure and maintain business interruption (or use and occupancy) insurance including, at a minimum, coverage for rent and other charges for which Tenant is obligated hereunder for a period of twelve
(12) months.

          15.06 Insurance on Tenant's Property. It is understood and agreed that Tenant may self-insure with respect to any damage to or destruction of Tenant's Property.

          15.07 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required herein to be furnished by Tenant unless Landlord is included therein as additional insured, and as loss payee with loss payable as set out herein. Tenant shall immediately notify Landlord in writing whenever any such separate insurance is taken out and shall deliver the policy or policies or duplicates thereof, or certificates evidencing the same, as provided herein.

          15.08 Conduct of Business. Cooperation. Tenant shall comply with all requirements of said insurance policies and shall not conduct or allow to be conducted business or other activities or fail to maintain or take other actions with regard to the Premises in such a manner as will result in an increase in said premiums, or a decrease in the recovery thereunder, or cancellation thereof Any insurance proceeds payable by reason of any insured loss pursuant to or this
Article XV shall, subject to the rights of the holders of any Landlord's mortgage upon the Premises be used exclusively for the purpose of restoring and rebuilding the Premises. Subject to the foregoing and provided Tenant is not in default of this Lease, Tenant shall have the sole right to adjust with the insurance carriers (other than Landlord's Property Insurance) the amount of the loss upon any such policies (but with prior notice to Landlord). Landlord and Tenant shall, at Tenant's cost and expense, cooperate fully in order to obtain the largest possible insurance recovery and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid. In the event of a default by Tenant or of a termination pursuant to the provisions of this Lease, Landlord shall have the right to adjust the amount of the loss with the insurance carriers. Landlord shall give notice to Tenant if Landlord elects to adjust the loss as provided in this Article. If Landlord requests, Tenant shall adjust any and all such claims and Landlord and its mortgage lender, if any, shall have the right to join with Tenant therein.

          15.09    Requirements of Policies.

                   (a)   All policies required to be carried pursuant to this
                         Article XV:

                         (i) shall be written and signed by solvent and responsible insurance companies authorized to do business in the jurisdiction wherein the Premises are located having a rating of not less than Best A+, Class XV;

                         (ii) shall contain an agreement by the insurer that such policy or policies shall not be canceled or non-renewed without at least thirty (30) days prior written notice to Landlord, Landlord's Mortgage, and Tenant;

                         (iii) may be carried under so-called blanket policies, provided that the protection afforded thereunder as to the Premises shall be not less than that which would have been afforded under separate policy or policies relating only to the Premises and provided, however, any such policy of blanket insurance shall specify therein, or Tenant shall furnish Landlord a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Premises, which amount shall be not less than the amount required herein and any such policy shall comply in all respects with the requirements set out in this Article;

                         (iv) may be carried under a combination of primary insurance and umbrella coverage; and

                         (v) shall be primary insurance by the party obligated under Article XV, which will not call upon any other insurance effected or procured by the other party for defense, contribution or payment.

          (b) Tenant retains full responsibility for payment of all deductibles under each policy provided for hereunder.

          (c) Annually, Tenant will promptly furnish certificates evidencing that the insurance required pursuant to this Article XV is in full force and effect. If the certificates of insurance do not provide for thirty (30) days prior written notice of cancellation or non-renewal to Landlord and Landlord's mortgagee, Tenant shall no later than twenty (20) days prior to termination by cancellation or non-renewal provide to Landlord and its mortgagee paid receipts evidencing continuation or renewal of insurance.

          (d) If Tenant shall fail or refuse to effect or maintain any of said insurance, Landlord may, but shall have no obligation to do so, effect or maintain said insurance and the amount of money so paid, with interest at the Prime Rate, shall be payable by Tenant to Landlord as Additional Rent immediately due and payable hereunder upon notice from Landlord.

     15.10 Release Waiver of Subrogation. To the extent of available insurance, and to the extent of insurance coverage that is required to be, but was not, obtained under the provisions of this Lease, the parties hereby release each other and their respective officers, directors, employees and agents from liability or responsibility for any loss or damage in, about or to the Premises (including, without limitation, loss or damage to personal property, and loss arising from any act or neglect of covenants or other occupants of the Premises) and this release shall apply notwithstanding the fault or negligence of either party or anyone for whom a party may be responsible. The aforesaid policy shall contain an endorsement recognizing this release and waiving all rights of subrogation by the respective property and liability insurance carriers, if such is reasonably available.

                                  ARTICLE XVI
                          Indemnification of Landlord

Tenant will defend, indemnify, and hold harmless Landlord from and against any and all liabilities, claims, losses, damages, actions, judgments, costs, and expenses (including without limitation attorney's fees and expenses) of every kind imposed upon or asserted against Landlord or Landlord's title in the Premises arising by reason of or in connection with (a) Tenant's possession, use, occupancy, or control of the Premises; (b) any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Premises or adjoining public passageways, (c) the possession, operation, use, misuse, management, maintenance, or repair of the Premises; (d) any damage to the environment and any property and persons injured thereby; (e) the environmental or other condition of the Premises or (f) any failure on the part of Tenant to perform or comply with any of the terms of this Lease. If it becomes necessary for Landlord to defend any action seeking to impose any such liability, Tenant will pay Landlord all costs, expenses, and attorney's fees incurred by Landlord in effecting such defense, in addition to any other sums which Landlord may be called upon to pay by reason of the entry of a judgment against Landlord in the litigation in which such claim is asserted. Landlord shall not be responsible for the loss of or damage to property or injury to or death of persons occurring in or about the Premises by reason of any existing or future condition, defect, matter, or thing in the Premises, or the property of which the Premises are a part, or for the acts, omissions, or negligence of other persons or tenants in and about the Premises; and Tenant agrees to defend, indemnify, and hold Landlord harmless from and against all claims and liability for same. This indemnity shall not apply to any matters caused by or arising from the negligent or willful acts or failures to act of Landlord, or Landlord's breach of this Lease.

                                  ARTICLE XVII
                                  Condemnation

          17.01 Authority. If eminent domain proceedings are instituted by any entity having powers of eminent domain, Landlord shall have the exclusive right and authority to act in said proceedings, although Tenant may participate in such proceedings at its expense as herein after so set forth if it so desires.

          17.02 Taking. Subject to the rights of Tenant hereinafter set forth, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may become entitled by reason of any taking of the Premises, or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof by any governmental authority, whether same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise, but nothing in this Lease shall impair Tenant's right to any separate award or payment on account of Tenant's trade fixtures, equipment, and other tangible property, moving expenses, loss of business, and the like, if available, to the extent Tenant shall have a right to a separate claim therefor against the appropriate governmental authority, provided such separate claim or award is not based in whole or in part upon the value of Tenant's leasehold interest and will not diminish the award or payment to Landlord. To the extent of such right, Tenant shall not be deemed to have assigned the same to Landlord, and Tenant shall be entitled to participate in any such proceedings described in this section at Tenant's sole expense.

          17.03 Termination. If all or substantially all of the Premises shall be taken in or by such proceedings, or if Landlord shall convey all or substantially all of the Premises under the threat of the exercise of the power of eminent domain, and if Tenant determines in good faith and exercising reasonable judgment that the remaining portion of Premises is no longer suitable to operate thereon the business then being operated, Tenant shall, within sixty
(60) days after receipt of notice of any such taking, give written notice to Landlord of its intention to terminate this Lease as of the day preceding the date of the vesting of title to the Premises or portion thereof in the condemning authority, and all rent and other amounts payable by Tenant hereunder shall be apportioned as of the date of such vesting.

          17.04 Restoration. If less than all or less than substantially all of the Premises shall be taken by condemnation or other eminent domain proceedings, or if the use or occupancy of the Premises or any part thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full force and effect without abatement or reduction of rent or other amounts payable by Tenant hereunder, notwithstanding such taking or requisition. In the event of any such lesser taking, Landlord shall promptly make available to Tenant out of the award, payment, or compensation received by Landlord, and Tenant shall use said funds, in the same manner as insurance proceeds are used to repair casualty damage hereunder, to promptly repair any damage caused by any such taking or requisition such that, after completion of such repair, the Premises shall be as nearly as possible in a condition as good as the condition thereof immediately prior to such taking or requisition, ordinary wear and tear excepted, provided that Tenant shall not be obligated to expend an amount therefor in excess of the proceeds received by Tenant from Landlord. Any proceeds remaining hereunder shall be retained by Landlord.

                                 ARTICLE XVIII
                                    Default

          18.01 Events of Default. Each of the following shall be deemed default by Tenant:

          (a) Tenant's failure to pay Rent when such becomes due as herein provided and/or any other charges or payments herein reserved, included or agreed to be treated or collected as Rent and/or any other charge, expense or cost herein agreed to be paid by Tenant, provided that Landlord shall have first given Tenant ten (10) days' written notice and opportunity to cure the same, with no cure having been made within such ten (10) day period notwithstanding the foregoing Landlord shall not be required to give notice of monetary default more than two (2) times in any twelve (12) month period; or

          (b) Tenant's failure to perform, within ten (10) days after written notice from Landlord (or within a reasonable time thereafter if the default is of such a nature that it cannot be cured within such ten (10) day period, and Tenant does not thereafter complete the same in good faith and with reasonable diligence), any other terms, conditions, or covenants of this Lease to be observed by Tenant; or

          (c) The adjudication of Tenant as a bankrupt or insolvent; or the making by Tenant of a general assignment for the benefit of creditors; or the appointment of a receiver in equity for the property of Tenant, provided such appointment is not released, bonded according to law or otherwise provided for by indemnity within thirty (30) days after written notice thereof first given to Tenant, within a reasonable time after the occurrence thereof; or the appointment of a trustee, custodian or receiver for Tenant's Property in a reorganization, arrangement or other bankruptcy proceeding; or Tenant's filing of a voluntary or involuntary petition in bankruptcy or for a bankruptcy organization, liquidation or arrangement; or Tenant's filing of an answer admitting bankruptcy or agreeing to a bankruptcy reorganization liquidation or arrangement.

          18.02 Landlord's Rights Upon Tenant's Default. In the event of any default set forth in Article 18.01, Landlord, in addition to any other rights or remedies it may have at law or in equity, may do any one or more of the following:

          (a) elect to terminate this Lease and Tenant's right to possession; or

          (b) perform, on behalf and at the expense of Tenant (entering upon the Premises for such purpose, if necessary), any obligation of Tenant under this Lease which Tenant has failed to perform, the cost of which performance or liability by Landlord shall be deemed Additional Rent and incurred for the account of Tenant, and Tenant shall reimburse Landlord therefor or save Landlord harmless therefrom upon demand provided, however, that Landlord may cure any such default described in this subparagraph prior to the expiration of the cure period established in Section 18.01, but after such notice to Tenant, if the curing of such default prior to the expiration of said cure period. is reasonably necessary to protect the Premises or Landlord's interest in the

     Premises, or to prevent injury or damage to persons or property. Notwithstanding anything to the contrary contained herein, in the case of emergency, notice required pursuant to this Article 18 may be given verbally or in any other reasonably due and sufficient manner having regard to the emergency and the attending circumstances. If any such notice shall not be given in the manner described in Article XXIII of this Lease entitled "Notice", then as soon thereafter as practicable, such notice shall be followed up by notice given in the manner prescribed in said Article. No entry by Landlord, in accordance with the provisions of this Article, shall be deemed to be an eviction of Tenant. Landlord's performance of any such covenant shall neither subject Landlord to liability for any loss, inconvenience or damage to Tenant nor be construed as a waiver of Tenant's default or of any other right or remedy of Landlord in respect of such default, or as a waiver of any covenant, term or condition of this Lease; or

          (c) Using such force as may be reasonably necessary, re-enter upon the Premises, remove all persons and property therefrom, and dispose of store such property in a public warehouse or elsewhere at the sole cost and for the account of Tenant, all without service of notice or resort to legal process, without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby (except for any loss or damage resulting from or caused by the gross negligence or criminal act of Landlord or its employees, agents or contractors), and without such re-entry being deemed to terminate this Lease.

          18.03 Re-letting. In the event Landlord re-enters upon the Premises as provided in clause (c) of the foregoing Section 18.02, or takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may in addition to all other rights and remedies provided or this Lease or at law or in equity:

          (a) Landlord may terminate this Lease and forthwith repossess the Premises and remove all persons or property therefrom and be entitled to recover from Tenant, as damages, the sum of money equal to the total of (i) the reasonable cost of recovering the Premises, (ii) the accrued and unpaid rentals owed at the time of termination plus interest thereon from such due date at the lesser of the Default Rate, as hereinafter defined, or the maximum rate permitted by law, (iii) the discounted net present value of the balance of the fixed annual minimum rent for the remainder of the term, and (iv) any other sum of money and damages owed by Tenant to Landlord; or

          (b) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease in which event Landlord may, but shall be under no obligation to do so, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to make repairs, changes, alterations or additions to the Premises to make same relettable, and (i) if Landlord shall be unable to relet the Premises, or (ii) if the same are relet and sufficient sums shall not be realized from such reletting (after paying: (a) the unpaid rentals due under the Lease earned, but unpaid at the time of reletting plus interest thereon at the lesser of the Default Rate or the maximum rate permitted by applicable law, (b) the cost of recovering possession, including Landlord's attorney's fees (c) all of the costs and expenses of reletting including broken commissions, advertising, decorations, repairs, changes, alterations and additions by Landlord, and (d) the expense of the collection of the Rent accruing therefrom) to satisfy the rent and all other charges provided for in this case to be paid by Tenant then Tenant shall pay to Landlord, as damages, the sum equal to the amount of the Rent and other expenses payable by Tenant for such period or periods, or if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time upon one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease. Such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Failure of Landlord to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter.

          (c) As used herein "Default Rate" shall mean the base rate on corporate loans at large U.S. money centers or commercial banks as published from time to time by the Wall Street Journal plus two hundred basis points (two percent (2%)) adjusted with each change in each published rate.

          18.04 Damages Upon Termination. In the event that Landlord at any time terminates this Lease for any default by Tenant, in addition to any other remedies Landlord may have, Landlord may recover from Tenant (i) all damages Landlord may incur by reason of such default, including, without limitation, all repossession costs, brokerage commissions, court costs, attorneys' fees, alteration and repair costs, (ii) the accrued and unpaid rentals owed at the time of termination plus interest thereon from such due date at the lesser of the Default Rate or the maximum rate permitted by law, (iii) the discounted net present value of the balance of the Rent for the remainder of the Term, and (iv) any other sum of money and damages owed by Tenant to Landlord. All such amounts shall be immediately due and payable from Tenant to Landlord.

                                  ARTICLE XIX
                                     Signs

Tenant shall have the right to erect, at its expense and in accordance with all applicable laws, ordinances, rules and regulations, in or on the Premises such sign or signs as it may desire.

                                   ARTICLE XX
                             Taxes and Other Liens

          20.01 Impositions. Tenant shall pay before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all taxes (including, without limitation, real and personal property, franchise, sales and rent taxes), assessments and levies, ad valorem taxes, charges for water, sewer, utility and communications services, vault charges, license and permit fees, dues or assessments, general or special, of any association to which the Premises is subject and other governmental levies and charges, general and special, ordinary, and extraordinary, unforeseen as well as foreseen, of any kind and nature (collectively "Impositions") which may be charged, assessed, levied or imposed during the Term of this Lease upon (i) Tenant, (ii) the Premises or any part thereof or (iii) Landlord, as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale to Tenant of the Premises, any activity conducted on the Premises, or the Rent; provided, however, that if, by law, any Imposition is payable or at the option of the taxpayer may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Tenant may pay the same (and any accrued interest on the unpaid balance) in installments and shall be required to pay only such installments as may become due during the Term of this Lease as the same respectively become due and before any fine, penalty, interest, or cost may be added thereto for nonpayment thereof; and provided further, that any Imposition relating to a fiscal period of a taxing authority, a part of which period is included within the Term of this Lease and a part of which is included in a period of time before the commencement of the Term or after the termination of this Lease, other than a termination of this Lease pursuant to
Article 18, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed, or become a lien upon the Premises or shall become payable, during the term of this Lease) be appropriately pro rated between Landlord and Tenant.

          20.02 Real Estate Taxes and Assessments. Notwithstanding anything herein to the contrary, Tenant shall pay to Landlord monthly, with Base Rent, one twelfth of the real estate taxes, assessments, and levies, and ad valorem taxes on the Premises or any part thereof, plus such additional sum as is necessary to assure sufficient escrow to pay same as they become due. Such funds may be commingled by Landlord, shall not bear interest, and shall be used by Landlord to timely pay such taxes, assessments, and levies.

          20.03 Tax on Tenant Additions. Tenant shall pay all additional taxes levied, assessed or becoming payable on Tenant's Property or by reason of the improvements, alterations or additions to the Premises installed by Tenant at any time during the Term of this Lease.

          20.04 Exceptions. Nothing in this Lease shall require Tenant to pay any corporate, estate, inheritance, succession, capital levy, stamp, transfer or similar tax of Landlord, or any income, excess profits, franchise, revenue or similar tax or any other tax or assessment determined on the basis of Landlord's net income or net worth nor shall any tax, assessment, charge, or levy of the character described in this Section 20.04 be deemed to be included within the term "imposition"; provided, however, that if at any time under the laws of the State or any political subdivision thereof in which the Premises is located a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transfer, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for any Imposition, or in lieu of additions to or increases of said Impositions then said franchise, income, transfer, profit or other tax or governmental imposition shall be deemed to be included within the term "Imposition," and Tenant shall pay and discharge such Imposition in accordance with Section 20.01 in respect of the payment of Impositions, to the extent it would be payable if the Premises were the only property of Landlord subject to such Imposition.

          20.05 Proof of Payment. Tenant agrees to submit to Landlord official receipts evidencing payment of said Impositions at the place at which rental payments are required to be made at least ten (10) days before said impositions or other charges would otherwise become delinquent.

          20.06 Refunds. If Landlord shall receive a refund of any Imposition theretofore paid by Tenant pursuant to the provisions hereof, such refund, net of Landlord's costs of recovery, shall be promptly paid to Tenant.

          20.07 Protest. If Tenant shall, in good faith, desire to contest the validity or amount of such Impositions, Tenant shall have the right to do so without being in default hereunder provided that Tenant shall give Landlord prompt written notice of Tenant's intention to institute such legal proceedings as are appropriate, which proceedings shall be promptly instituted and conducted in good faith and with due diligence; such proceedings shall suspend the collection of the particular Impositions being protested, so long as the Premises shall not be in danger of being sold, forfeited, or lost; and Tenant shall furnish Landlord or the appropriate governmental agency with a bond made by a surety company qualified to do business in the State in which the Premises is located or shall pay cash to a recognized escrow agent in the County within which the Premises is located in one and one-half (1-1/2) times the amount of such Impositions, conditioned to pay such Impositions when the validity thereof shall have been finally determined, which said written notice and security shall be given by Tenant to Landlord or the appropriate governmental agency not fewer than ten (10) days before such Impositions proposed to be contested would otherwise become delinquent. Upon the conclusion of such contest, Landlord shall return to Tenant the security herein above required to be deposited by Tenant, provided that Tenant shall first evidence payment of such Impositions. Landlord may also contest the validity or amount of any Impositions.

          20.08 Requirements of Mortgage. In the event the financing institution where Landlord has financing on the Premises shall require Landlord to prepay the Impositions in monthly installments of one-twelfth (1/12th) of the annual amount thereof, then Tenant shall make to Landlord, in addition to the Rent reserved hereunder, monthly payments of one-twelfth (1/12th) of such Impositions.

                                  ARTICLE XXI
                                   Utilities

          21.01 Payment of Charges. Tenant shall, during the Term of this Lease, pay and discharge punctually as and when the same shall become due and payable without penalty all water and sewer rents, rates, and charges, charges for removal of waste materials, and charges for water, steam, heat, gas, electricity, light, phone, telecommunications, and power, and all other service or services furnished to the Premises or the occupants thereof during the Term of this Lease or any extensions hereof, and shall indemnify Landlord against any and all liability on such account.

          21.02 Provision of Services. Landlord shall not be required to furnish any services or facilities to the Premises and shall not be liable for any failure of water supply or electric current or of any service by any utility, nor for injury or damage to person (including death) or property caused by or resulting from steam, gas, electricity, water, heat, or by rain or snow that may flow or leak from any part of the Premises or from any pipes, appliances, or plumbing works of the same or from the street or subsurface or from any other place, nor for interference with light or other incorporeal hereditaments or easements, however caused, unless due to the affirmative acts of Landlord. Tenant hereby assumes the full and sole responsibility for the services to and the condition, operation, repair, replacement, maintenance, and management of the Premises.

                                  ARTICLE XXII
                            Expansion and Hold Over

          (a) So long as at least three (3) years remain on the term (including any exercised extensions), Tenant, at Tenant's option, shall have the ability to expand up to an additional 50,000 sq. feet in an additional building or structure. Landlord shall reserve and control additional land for the term of this Lease for Tenant expansion purposes. Tenant shall give Landlord written notification of at least 180 days of Tenant's intent to expand the Premises. Landlord and Tenant shall mutually and diligently work together to reasonably design and build the expansion premises to meet Tenant's expansion needs. The design, plans and specifications, the contractor(s) to perform such work the materials to be used and the manner of making such expansion premises shall all be subject to Landlord's reasonable control and approval. Unless otherwise agreed to in writing, Tenant and Landlord shall mutually select a general contractor to oversee construction of the expansion premises. The general contractor shall bid the costs of the expansion premises to no less than 3 subcontractors and Landlord and Tenant shall mutually agree and select the subcontractors to perform the work. If Landlord and Tenant cannot agree on selection of the general contractor or subcontractors, the lowest cost reasonable general contractor and subcontractors shall be selected, but with all risk of construction then assumed by Tenant. The initial Base Rent for the expansion premises shall be based on all the hard and typical and reasonable soft costs of designing and constructing the expansion premises, amortized over the term of the Lease (which shall either be coterminous or may be reasonably extended beyond Tenant's existing Lease at Tenant's written option) at the cost of money (as determined by Prime as published in Wall Street Journal) plus a rate of return of 10%, and with periodic upward adjustments similar to those provided in Article IV of this Lease.

          (b) If Tenant or anyone claiming under Tenant remains in possession of the Premises at the expiration of the Term, without entering into a written agreement with Landlord, or without having duly exercised its right, if any, to extend or further extend the Term, such continuing possession shall create a month-to-month tenancy on the terms herein specified, with Rent in the amount of one hundred and fifty percent (150%) of the immediately preceding monthly installment of Rent. Such tenancy may be terminated at the end of any month thereafter by either party by giving at least fifteen (15) days' notice thereof to the other party.

          (c) Landlord shall grant Tenant a Right of First Opportunity to expand into any space which either comes available during the term of this Lease or Landlord constructs and is under Landlord's control in each case if such is within the industrial park currently known as Component Centre Campus, 1500 Garden of the Gods Road, Colorado Springs, Colorado. As soon as Landlord knows that any such space is coming available Landlord shall submit to Tenant written notification of the space which will be available and the terms on which Landlord reasonably intends to lease the space. Tenant shall have ten (10) business days to respond in writing of Tenant's election to lease the space. If Tenant so elects to lease the space, then the terms and conditions shall be as negotiated between the Landlord and Tenant but in any event not less favorable than the terms contained in Landlord's notice, and with the rental no less favorable than the greater of that contained in Landlord's notice or the rental rate determined under Pages 3 and 4 of this Lease, article V, Rent.

                                 ARTICLE XXIII
                                     Notice

          23.01 Notice Address. Any notice or demand which either party hereto either is required to or may desire to serve upon the other, must be in writing, and shall be sufficiently served if (i) personally delivered, (ii) sent by recognized registered or certified mail, postage prepaid, or (iii) sent by commercial overnight carrier, and addressed, in the instance of Landlord, to:

          Cherokee Equities, LLC
          5260 Mark Dabling Blvd.
          Colorado Springs, CO. 80918

          Attention: David Allen Phillips


          with a copy to:

          Sparks Dix, P.C.
          128 S. Tejon Suite 304
          Colorado Springs, CO. 80903
          Attention: Chris Brandt

Or any other address which Tenant may be notified of in writing by Landlord, and in the instance of Tenant, to:

                  Tenant  Stanford Telecom
                          5009 Centennial Boulevard
                          Colorado Springs, CO 80919
                          Attention: Kathy Zehringer

with a copy to:                   Stanford Telecom               Stanford Telecom
                                  5009 Centennial Boulevard      Attn:   Mr. David Morrison,
                                  Colorado Springs, CO 80919     Vice President of Administration
                                                                 1221 Crossman Avenue
                                  Attention: Ernie Dickens       Sunnyvale, CA 94089-1117

or such other addresses which Landlord may be notified in writing by Tenant.

          23.02 Service of Notice. Such notice shall be deemed to have been served on the day of the mailing thereof or upon receipt in the event of personal service or on the day of delivery of the overnight courier; provided, however, that should such notice pertain to the change of address to either of the parties hereto, such notice shall be deemed to have been served upon receipt thereof by the party to whom such notice is given.

                                  ARTICLE XXIV
                                 Subordination

          24.01 Lease Subordinate. This Lease and all of Tenant's right, title, and interest in and under this Lease shall be subject, subordinated, and inferior to the lien of any and all ground leases, underlying leases, mortgages, and deeds of trust and to any and all terms, conditions, provisions, extensions, renewals or modification of any such leases, mortgages, or deeds of trust which Landlord or any grantee or assignee of Landlord has placed or may place upon the Premises in the same manner and to the same extent as of this Lease had been executed subsequent to the execution, delivery, and recording of such Lease, mortgage, or deed of trust.

          24.02 Subordination, Self-Operative, Subordination Agreement, Nondisturbance. The subordination of this Lease to any mortgage or deed of trust now or hereafter placed upon the Premises shall be automatic and self-operative and no further instrument or evidence of subordination shall be necessary. Without limiting such automatic and self-operative subordination, however, Tenant shall, on demand, within ten (10) days of such demand, execute, acknowledge, and deliver to Landlord or any grantee or assignee of Landlord any and all instruments that may be necessary or proper to evidence the subordination of this Lease and all rights hereunder to the lien of such mortgage or deed of trust. In any and all events, so long as Tenant is not in default under this Lease, Tenant's right of possession shall not be disturbed.

          24.03 Attornment. Tenant covenants and agrees that, upon any mortgage foreclosure or foreclosure under a deed of trust, or deed in lieu thereof, it will attorn to any mortgagee, trustee, assignee, or any purchaser at any foreclosure sale as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.

          24.04 Attornment to Successor. In the event Landlord or any successor owner of the Premises shall transfer the Premises, which transfer may be freely effected by Landlord without the consent or approval of Tenant, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease and all such future liabilities and obligations shall thereupon automatically be binding upon the new owner, and Tenant will attorn to any new owner as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.

          24.05 Tenant's Right to Quiet Enjoyment. Notwithstanding such subordination, as to hereafter occurring matters, Tenant's right to quiet enjoyment of the premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

                                  ARTICLE XXV
                       Landlord's Access to the Premises

          Landlord, or its agents or authorized representatives, shall have access to the Premises at any time during normal business hours for the purposes of examining or inspecting the condition of same. In the event of any emergency such as, but not limited to, a fire, flood, or severe windstorm, Landlord shall have free access to the Premises for the purpose of examining or inspecting damage done to them. Unless Tenant shall have given notice of its exercising its option to extend the Term of this Lease pursuant to Article III of this Lease entitled "Term and Extensions", Landlord shall have the right, for the twelve
(12) months prior to expiration of this Lease or any extensions hereof, to show the Premises to prospective tenants, at reasonable times during normal business hours, or at other times upon reasonable notice to Tenant. Landlord further reserves the right to show the Premises to prospective purchasers or lenders any time during the Term of the Lease, during normal business hours, or at other times upon reasonable notice to Tenant.

                                  ARTICLE XXVI
                            Environmental Compliance

          26.01   Definitions. For purposes of this Lease:

          (a) the term "Environmental Laws" shall mean and include the Resource Conversation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and any and all other applicable federal, state and local environmental laws, ordinances, rules, requirements, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted and any and all other federal, state or local laws, ordinances, rules, requirements, regulations and publications, now or hereafter existing, relating to the preservation of the environment or the regulation or control of toxic or hazardous substances or materials; and

          (b) the term "Regulated Substance" shall mean and include any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance or material now or hereafter defined as or deemed to be a "regulated substance, " "pesticide," "hazardous substance" or "hazardous waste", "asbestos,"

     "polychlorobiphenyls", "petroleum" or included in any similar or like classification or categorization thereunder.

          26.02   Compliance. Tenant shall:

          (a) not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed on, under, at or from the Premises or to otherwise adversely affect the Premises in violation of any Environmental Laws;

          (b) at its own cost and expense contain at and remove from the Premises, and perform any other necessary or desirable remedial action regarding, any Regulated Substance in any way affecting the Premises if, as and when such containment, removal or other remedial action is required under any Environmental Laws and, whether or not so required, shall perform any containment, removal or remediation of any kind involving any Regulated Substance in any way affecting the Premises in compliance with the requirements of all Environmental Laws;

          (c) provide Landlord with written notice (and a copy as may be applicable) of any of the following within ten (10) days thereof: (i) Tenant's obtaining knowledge or notice of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises; (ii) Tenant's receipt or submission, or Tenant's obtaining knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance in any way affecting the Premises; or (iii) Tenant's obtaining knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance in any way affecting the Premises, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way affecting the Premises; and

          (d) defend all actions against the Landlord and its Mortgagee and pay, protect, indemnify and save harmless Landlord and its Mortgagee from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, attorneys' and consultant's fees, response and clean-up costs, court costs, and litigation expenses), causes of action, suits, claims demands or judgments of any nature relating to (i) the presence, disposal, release or threatened release of any Regulated Substance; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any Regulated Substance; or (iii) any Environmental Laws, Regulated Substance or other environmental matters. If at or after the expiration or other termination of this Lease any response or clean up of a condition involving Regulated Substances existing at the expiration or other termination of this Lease is required by any federal, state or local governmental authority, Tenant shall remain solely responsible for such requirement and this Lease shall remain in full force and effect pursuant to the terms of Article XXII until such response or clean up is completed to the satisfaction of the respective governmental authority. The indemnity contained in this Section XXVI shall survive the expiration or earlier termination of this Lease.

          26.03 Environmental Testing. "Upon prior written notice from Landlord, (i) in the event of the reasonable suspicion of Landlord that a Regulated Substance is or may be found within the Premises in violation of Environmental Laws or (ii) in connection with a bona fide sale or mortgage transaction, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Premises and perform environmental site investigations and assessments ("Site Assessments") on the Premises for the purpose of determining whether there exists on the Premises any violation of Environmental Laws or any condition with respect to the environment that could result in liability to Landlord. Such Site Assessments may include both above and below the ground testing and such other tests as may be necessary, in the reasonable opinion of the Site Reviewers, to conduct the Site Assessments and shall, to the extent reasonable, be scheduled and conducted in a manner to minimize interference with Tenant's use of the Premises. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.

                                 ARTICLE XXVII
                                   Late Rent

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within seven (7) days after the date on which such sum is due, Tenant shall pay to Landlord a late charge equal to the greater of 4% of such overdue amount or the late charge, penalty or interest imposed on Landlord by its Mortgagee as a result of any resulting late payment made to such Mortgagee. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge, partial payments, or other matters by Landlord shall in no event constitute a waiver of Tenant's default or Landlord's rights with respect to such overdue amount or other default(s), nor prevent Landlord from exercising any of the other rights and remedies allowed hereunder. All remedies hereunder and at law shall be cumulative.

                                 ARTICLE XXVIII
                             Estoppel Certificates

Tenant will within ten (10) days, promptly execute, acknowledge, and deliver to Landlord, upon request, a certificate of Tenant certifying that this Lease is unmodified and is in full force and effect (or, if modified, that this Lease is in full force and effect, as modified, and stating the date of each instrument so modifying this Lease); the dates, if any, to which Rent and other charges payable hereunder have been paid; whether, in the opinion of Tenant, any default exists hereunder and, if so, the nature and period of existence thereof and what action Landlord is taking or proposes to take with respect thereto and whether notice thereof has been given to Landlord; and such other and further matters as may reasonably be requested by Landlord and any mortgagee or purchaser of Landlord. If such certificate is required to be delivered by a corporation, the same shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary thereof, and if such certificate is required to be delivered by a partnership, the same shall be signed by a general partner thereof. Any certificate required under this Article may be relied upon by a prospective purchaser, mortgagee, or other transferee of Landlord's interest under this Lease.

                                  ARTICLE XXIX
                                    Reports

Tenant agrees to furnish to Landlord, with reasonable promptness: (l) copies of financial statements of Tenant (including, but not limited to, annual balance sheets, income statements and surplus statements) prepared in accordance with generally accepted accounting principals and certified by independent certified public accountants; and (2) other financial statements, reports and documents which the Tenant (i) files with or otherwise sends to the Securities and Exchange Commission, whether pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 including, without limitation, Annual Report on Form l0-K, Quarterly Report on Form l0-Q, Current Report on Form 8-K and Proxy Statements and other Soliciting materials; (ii) files with any other governmental commission, department or agency or any securities exchange; or
(iii) sends to or makes available to its shareholders. In addition to the foregoing, Tenant shall obtain and deliver to Landlord, with reasonable promptness, such other information respecting the operation of the Premises or the financial condition and affairs of Tenant, as Landlord may from time to time reasonably request.

                                  ARTICLE XXX
                       Provisions of General Application

          (a) The language in all parts of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of Landlord or Tenant.

          (b) The Article headings in this Lease are for convenience only and are not a part of this Lease, and do not in any was limit or simplify the terms and provisions of this Lease, nor should they be used to determine the intent of the parties.

          (c) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision invalid, and the other which would render the provision valid, then the provision shall have the meaning which renders it valid; and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (d) It is mutually covenanted and agreed by and between the parties that no waiver of a breach of any of the covenants or conditions of this Lease shall be construed to be a waiver of any succeeding breach of the same covenant or condition. It is further agreed by and between the parties that no modification, release, discharge or waiver of any provision of this Lease shall be of any force, effect or value unless in writing and signed by the Landlord and Tenant or their duly authorized agents.

          (e) This Lease shall be governed and construed in accordance with the laws of the state wherein the Premises are located

          (f) The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or permits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors, and assigns, irrespective of whether singular or plural, or masculine, feminine, or neuter. The agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors, and assigns, and shall endure to the benefit of Tenant and its heirs, legal representatives, successors, and assigns; and the agreements and conditions on the part of Tenant to be performed and observed hereunder shall be binding upon Tenant and its heirs, legal representatives, successors, and assigns, and shall endure to the benefit of Landlord and its heirs, legal representatives, successors, and assigns.

          (g) Landlord and Tenant represent to each other that no broker or person is entitled to any commission by reason of the negotiation and execution of this Lease. Landlord and Tenant agree to hold the other harmless against any and all claims by any person for brokerage commissions arising out of any conversation, negotiations or other dealings held by it with any broker regarding this Lease.

          (h) The parties will, at any time at the written request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease, setting forth a description of the Premises, the Term and any other portions hereof, except the rental provisions (unless required by statute), as either party may request. All costs incurred in connection with recording the short form of lease shall be paid by Tenant. If a party fails or refuses to execute and acknowledge a reasonable short form of lease within fifteen (15) days after notice of said request, the requesting party is authorized to, and is hereby appointed attorney-in-fact with full power and authority to execute and acknowledge said short form of lease on behalf of and in the name of the other Party.

          (i) If, as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor from the breaching party, and if the non-breaching party is the prevailing party in any litigation resulting therefrom or settlement associated therewith, then the non-breaching party shall be entitled to recover from the breaching party any and all reasonable attorneys fees and expenses incurred by the non-breaching party in connection with such litigation or settlement.

          (j) This instrument and the Agreement to Lease contain the entire and only agreement between the parties relating to the subject matter hereof, and no oral statements or representations or written matter not contained in these instruments shall have any force or effect. This Lease shall not be amended or modified in any way except by writing executed by both parties.

          (k) The relationship between the parties hereto is solely that of Landlord and Tenant, and nothing in this Lease shall be construed as creating a partnership or joint venture between the parties hereto, it being the express intent of Landlord and Tenant that the business of Tenant on the Premises and elsewhere, and the good will thereof, shall be and remain the sole property of Tenant.

          (l) Throughout this Lease, wherever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders.

          (m) There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact of the same person, firm, corporation, or other entity acquiring or owning or holding, directly or indirectly, this Lease or the leasehold interest created by this Lease or any interest in this Lease, and any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all corporations, firms, and other entities having an interest (including a security interest) in this Lease or the leasehold interest created by this Lease and any such other estate or interest in the Demised premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

          (n) In the event of a conflict between the terms of the Agreement to Lease and this Lease, the Agreement to Lease shall prevail.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed and delivered in their respective names as of the date first above written, and Tenant has provided Landlord with a certified copy of its corporate resolution evidencing the authority of the person subscribing below to execute leases such as this Lease on its behalf.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be duly executed as of the day and year first above written.

Landlord:                    CHEROKEE EQUITIES, LLC


                             By:
                                --------------------------------
                             Name: David Allen Phillips
                             Title:   Its Manager

Tenant:                      STANFORD TELECOM CORPORATION, A
                             DELAWARE CORPORATION


                             By:
                                --------------------------------
                             Name: Ernest L. Dickens, Jr.
                             Title:  Vice President and Division General Manager

ACKNOWLEDGEMENT
STATE OF COLORADO   )
                    ) SS.
COUNTY OF EL PASO   )

Before me, a Notary Public in and for said county and state personally appeared of_____________, as_____ CHEROKEE EQUITIES, LLC, a Colorado Limited Liability Company, who acknowledged that he did sign the foregoing instrument on behalf of said limited liability company and acknowledged the same to be its free act and deed and the free act and deed of him personally as such officer.

My Commission expires:________          ________________________Notary Public
              Seal


STATE OF COLORADO   )
                    ) SS.
COUNTY OF EL PASO   )

Before me, a Notary Public in and for said county and state personally appeared Ernest I. Dickens, Jr., as Vice President and Division General Manager of Stanford Telecom Corporation, a Delaware corporation, who acknowledged that he did sign the foregoing instrument on behalf of said corporation and acknowledged the same to be its free act and deed and the free act and deed of him personally as such officer.

My Commission expires:________          ________________________Notary Public
              Seal